Exhibit 99.1

News Release

Independent Bank Corporation

                                                                                                                   230 West Main Street

                                                                                                                                Ionia, MI 48846

                                                                                                                                616.527.5820

For Release:        Immediately

Contact:                Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

ANNOUNCES PRICING OF EXCHANGE OFFER FOR TRUST PREFERRED SECURITIES

IONIA, Mich., April 6, 2010 — Independent Bank Corporation (Nasdaq: IBCP), the holding company of Independent Bank, a Michigan-based community bank (the "Corporation"), announced it has filed a registration statement with the Securities and Exchange Commission (SEC) in connection with its proposed offer to issue its common stock in exchange for its outstanding trust preferred securities, including the publicly-held trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO).  The Corporation anticipates launching the exchange offer in April, subject to completion of the required SEC review process.

In the exchange offer, the Corporation intends to offer shares of its common stock with a value equal to 80% of the liquidation amount of each trust preferred security tendered for exchange, plus 100% of all accrued and unpaid dividends through April 30, 2010.  The Corporation also intends to offer a premium equal to an additional 5% of the liquidation amount of each trust preferred security tendered for exchange prior to an early tender deadline to be established by the Corporation.

The Corporation seeks to acquire in the exchange offer up to all of the outstanding $90.1 million in liquidation amount of its outstanding trust preferred securities.  As part of its recently-announced transaction with the U.S. Department of the Treasury, the Corporation must acquire at least $40 million in aggregate liquidation amount of trust preferred securities in the exchange offer as a condition to its ability to compel an early conversion of the preferred stock to be issued to the Treasury into the Corporation's common stock.

This press release is not an offer to sell, purchase, or exchange any securities nor is it a solicitation of acceptance of any offer to sell, purchase, or exchange any securities. The Corporation has filed a registration statement (including a preliminary prospectus and related exchange offer materials) with the SEC in connection with the proposed exchange offer for its outstanding trust preferred securities. This registration statement has not yet become effective.  Before any person decides whether to participate in such exchange offer (if and when it is commenced by the Corporation), the preliminary prospectus in that registration statement and the other documents the Corporation has filed with the SEC and may file with the SEC prior to commencement of the exchange offer should be read for more complete information about the Corporation and the exchange offer. You may obtain these documents for free by visiting the SEC's Web site at www.sec.gov or by visiting the Investor Relations tab of the Corporation's Web site at www.IndependentBank.com.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $3 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  IndependentBank.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are the ability of the Company to be successful in connection with any capital raising initiatives it may pursue, the incurrence of loan losses in excess of the amounts currently reserved by the Company for such losses, regulatory actions that may be taken by federal and/or state bank regulators, the ability of the Michigan economy to recover and the pace of such recovery, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.